UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

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MARVELL TECHNOLOGY GROUP LTD.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MARVELL TECHNOLOGY GROUP LTD.
Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda

May 8, 2006

Dear Shareholder:

You are cordially invited to attend the 2006 Annual General Meeting of Shareholders of Marvell Technology Group Ltd., a Bermuda company, scheduled to be held at the Hyatt Regency Hotel, Santa Clara Convention Center, 5101 Great America Parkway, Santa Clara, California 95054, on Friday, June 9, 2006 at 3:30 p.m. local time.

As described in the accompanying Notice of Annual General Meeting of Shareholders and Proxy Statement, shareholders will be asked to vote on the election of three Class 3 directors for the Company and one Class 2 director for the Company, to re-appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s 2007 fiscal year, to authorize the Audit Committee to fix the independent registered public accounting firm’s remuneration, to approve an amendment to the Company’s Memorandum of Association and to approve an amendment to the Company’s Second Amended and Restated Bye-laws. Directors and executive officers of the Company will be present at the Annual General Meeting to respond to any questions that our shareholders may have regarding the business to be transacted.

Your vote is very important, regardless of the number of shares you own. I urge you to vote your shares as soon as possible. Whether or not you plan to attend the Annual General Meeting in person, I urge you to sign, date and promptly return the enclosed proxy card in the accompanying postage prepaid envelope. You may, of course, attend the Annual General Meeting and vote in person even if you have previously returned your proxy card.

We have also enclosed a copy of our 2006 Annual Report.

On behalf of the Board of Directors and all of the employees of the Company, I wish to thank you for your continued support of the Company.

Sincerely yours,

DR. SEHAT SUTARDJA
Chairman of the Board, President and
Chief Executive Officer

MARVELL TECHNOLOGY GROUP LTD.
Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held on June 9, 2006

The 2006 Annual General Meeting of Shareholders of Marvell Technology Group Ltd., a Bermuda company, will be held at the Hyatt Regency Hotel, Santa Clara Convention Center, 5101 Great America Parkway, Santa Clara, California 95054, on Friday, June 9, 2006 at 3:30 p.m. local time, subject to adjournment or postponement by the Board of Directors, for the following purposes:

1.      To elect three directors constituting Class 3 of the Company’s Board of Directors, each to hold office for a three-year term and until his or her successor is duly elected and qualified, and to elect one Class 2 director of the Company, to hold office for a two-year term and until his or her successor is duly elected and qualified;

2.      To re-appoint PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the Company’s 2007 fiscal year ending January 27, 2007 and to authorize the Audit Committee to fix the independent registered public accounting firm’s remuneration for the Company’s fiscal year ending January 27, 2007;

3.      To approve an amendment to the Company’s Memorandum of Association that would increase the Company’s authorized capital to allow a bonus issue of shares resulting in a two-for-one stock split;

4.      To approve an amendment to the Company’s Second Amended and Restated Bye-laws that would amend the provision relating to indemnification of directors and officers; and

5.      To transact such other business as may properly come before the Annual General Meeting or any or all adjournments or postponements thereof.

The Company will also lay before the meeting the financial statements of the Company for the fiscal year ended January 28, 2006 pursuant to the provisions of the Bermuda Companies Act of 1981 and the Company’s Bye-Laws.

Only holders of record of common stock of the Company on April 12, 2006, will be entitled to notice of, and to vote at, the Annual General Meeting and any adjournment or postponement thereof.

In order to constitute a quorum for the conduct of business at the Annual General Meeting, it is necessary that holders of a majority of all outstanding shares of common stock be present in person or be represented by proxy. Your attention is directed to the accompanying proxy statement. To assure your representation at the Annual General Meeting, please date, sign and mail the enclosed proxy, for which a return envelope is provided. Execution of a proxy will not in any way affect your right to attend the Annual General Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised.

By order of the Board of Directors,

WEILI DAI
Secretary

Santa Clara, California
May 8, 2006

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.
NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
If you have any questions, or have any difficulty voting your shares, please contact Matthew Gloss, Esq.,
Vice President of Business Affairs and General Counsel of Marvell Semiconductor, Inc., at (408) 222-2500.

MARVELL TECHNOLOGY GROUP LTD.
Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
June 9, 2006

INTRODUCTION

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Marvell Technology Group Ltd., a Bermuda company (“Marvell” or the “Company”), of proxies for use at the 2006 Annual General Meeting of Shareholders of the Company scheduled to be held at the Hyatt Regency Hotel, Santa Clara Convention Center, 5101 Great America Parkway, Santa Clara, California 95054, on Friday, June 9, 2006 at 3:30 p.m. local time, and at any and all postponements and adjournments thereof.

INFORMATION REGARDING VOTING AT THE ANNUAL GENERAL MEETING

General

At the Annual General Meeting, the shareholders of the Company are being asked to consider and to vote upon (1) the election of the three directors constituting Class 3 of the Board of Directors nominated by the Company’s Board of Directors to serve until the Annual General Meeting of Shareholders to be held in calendar year 2009 and the election of one Class 2 director nominated by the Company’s Board of Directors to serve until the Annual General Meeting of Shareholders to be held in calendar year 2008 (see “Election of Directors” at page 4 of this proxy statement); (2) the re-appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 27, 2007 and authorization of the Audit Committee to fix the registered public accounting firm’s remuneration for the Company’s fiscal year ending January 27, 2007 (see “Re-appointment of Independent Registered Public Accounting Firm and Authorize the Audit Committee to Fix Their Remuneration” at page 23 of this proxy statement); (3) the amendment of the Company’s Memorandum of Association to increase the Company’s authorized capital to allow a bonus issue of shares resulting in a two-for-one stock split (see “Approval of Increase of Authorized Share Capital” at page 25 of this proxy statement); and (4) the amendment of the Company’s Second Amended and Restated Bye-laws to amend the provision relating to indemnification of directors and officers (see “Approval of Amendment to the Second Amended and Restated Bye-laws” at page 26).

Your Board of Directors asks you to appoint Sehat Sutardja, Ph.D., the Company’s Chairman, President and Chief Executive Officer, and George Hervey, the Company’s Vice President and Chief Financial Officer, as your proxy holders to vote your shares at the 2006 Annual General Meeting of Shareholders. You make this appointment by voting the enclosed proxy card using one of the voting methods described below. If appointed by you, your shares represented by properly executed proxies received by the Company will be voted at the Annual General Meeting in the manner specified therein or, if no instructions are marked on the proxy card, FOR each of the director nominees identified on such card; FOR the re-appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s 2007 fiscal year and the authorization of the Audit Committee to fix their remuneration; FOR the amendment of the Company’s Memorandum of Association; and FOR the amendment of the Company’s Second Amended and Restated Bye-laws. Although management does not know of any other matter to be acted upon at the Annual General Meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their respective best judgment with respect to any other matters that may properly come before the Annual General Meeting.

The approximate date on which this proxy statement and the enclosed proxy card are first being sent to shareholders is May 8, 2006.

Principal Executive Offices

The mailing address of the principal executive offices of the Company is Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, and our telephone number there is (441) 296-6395.

Record Date and Voting

The record date for the Annual General Meeting has been set as April 12, 2006. Only shareholders of record on Wednesday, April 12, 2006, will be entitled to notice of and to vote at the Annual General Meeting. On the record date, 292,191,323 shares of the Company’s common stock, par value $0.002 per share (the “Common Stock”), were outstanding. Each share of outstanding common stock is entitled to one vote on each matter to be voted on at the Annual General Meeting. There is no cumulative voting in the election of directors.

The presence, in person or by proxy, of the holders of at least a majority of the voting power of the stock issued and outstanding and entitled to vote is necessary to constitute a quorum at the Annual General Meeting. In the event there are not sufficient votes for a quorum at the time of the Annual General Meeting, the Annual General Meeting may be adjourned in order to permit the further solicitation of proxies.

Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor or withheld. Directors are elected by plurality, and therefore votes that are withheld and broker non-votes will be excluded entirely from this vote and will have no effect. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders other than the election of directors, thus having the effect of a negative vote, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved and therefore will have no effect on the outcome of such matter, subject to limited exceptions. Any shareholder proposals that properly come before the Annual General Meeting require, in general, the affirmative vote of a majority of the voting power of the shares of common stock present, in person or represented by proxy, at the Annual General Meeting and entitled to vote on the subject matter.

Shareholders should complete and return the proxy card as soon as possible. To be valid, the proxy card must be completed in accordance with the instructions on it and received at the address set forth below by 5:00 p.m., local time, on June 8, 2006:

Marvell Technology Group Ltd.
c/o American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
U.S.A.

No postage is required if the proxy is mailed in the enclosed envelope within the United States to the United States address set forth above.

Revocation of Proxies

Execution of a proxy will not in any way affect a shareholder’s right to attend the Annual General Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised. A proxy may be revoked by either:

•       delivering to the Secretary of the Company, prior to the commencement of the Annual General Meeting, either a written notice of revocation or a duly executed proxy bearing a later date at the address set forth above; or

•       voting in person at the Annual General Meeting.

Solicitation

The Company is making this solicitation, and the cost of preparing, assembling and mailing the Notice of Annual General Meeting of Shareholders, this Proxy Statement and the enclosed proxy card will be paid by the Company. Following the mailing of this proxy statement, directors, officers and other employees of the Company may solicit proxies by mail, telephone, e-mail or in person. These persons will receive no additional compensation for these services. The Company has retained Georgeson Shareholder to assist the Company in the solicitation of proxies. Georgeson Shareholder will receive a fee of $10,000 for such services plus out-of-pocket expenses, which fees and expenses will be paid by the Company. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable charges and expenses in connection therewith.

IMPORTANT

Please promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope so that your shares can be voted. This will not limit your rights to attend or vote at the Annual General Meeting.

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with Section 84 of the Companies Act 1981 of Bermuda and Bye-Law 73 of the Company, the Company’s audited consolidated financial statements for the fiscal year ended January 28, 2006 will be presented at the Annual General Meeting. These statements have been approved by the Company’s directors. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Bye-Laws provide for two or more directors, and the number of directors is currently fixed at nine directors. The number of directors currently appointed to the Board of Directors is seven. There are currently two vacancies on the Board of Directors. The Company’s Board of Directors is divided into three classes with two classes having two members and one class having three members. One class of the Board of Directors is elected by the shareholders each year and this year the shareholders also need to elect one Class 2 director, who was appointed to the Board of Directors to fill a vacancy and was recommended by the Chief Executive Officer. Each class serves staggered three-year terms, which means that only one class of directors is elected at each Annual General Meeting of Shareholders, with the other classes continuing for the remainder of their respective terms. At this Annual General Meeting, shareholders of the Company will be asked to vote on the election of three directors as Class 3 directors and the election of one Class 2 director. The Class 3 directors elected at the Annual General Meeting will serve three-year terms or until their successors have been duly elected and qualified. The Class 2 director elected at the Annual General Meeting will serve a two-year term or until his successor has been duly elected and qualified. Directors may only be removed for cause by a special resolution of the Company.

Nominees for Election

Set forth below are the names of the persons nominated by the independent members of the Company’s Board of Directors for election as the Class 3 directors and as a Class 2 director at the Annual General Meeting. The information set forth below as to the nominees has been furnished by the nominees.

Name	Age	Class of Director	Term Expires	Background
Sehat Sutardja, Ph.D.(1)	44	3	2009

Dr. Sehat Sutardja, one of our co-founders, has served as President of Marvell Technology Group Ltd. since its inception, as our Co-Chairman of the Board (until December 2003, when he became Chairman of the Board) and Chief Executive Officer since 1995. In addition, he has served as President, Chief Executive Officer and a director of Marvell Semiconductor, Inc. since its inception. From 1989 until 1995, Dr. Sutardja served as a manager and principal project engineer at 8x8, Inc., a designer and manufacturer of digital communications products. Dr. Sutardja holds Master of Science and Ph.D. degrees in Electrical Engineering and Computer Science from the University of California at Berkeley. Dr. Sutardja is the husband of Weili Dai and the brother of Dr. Pantas Sutardja.

Weili Dai(1)	44	3	2009

Weili Dai, one of our co-founders, has served as Corporate Secretary and a director of Marvell Technology Group Ltd. since its inception in 1995. Since March 2006, Ms. Dai has served as Chief Operating Officer of Marvell Technology Group Ltd. In this role, she is responsible for managing all of the Company’s operations and is responsible for managing and leading the Company’s Communications and Consumer Business Group. From 1999 until March 2006, Ms. Dai served as Executive Vice President and General Manager of the Communications Business Group. From inception until 1999 Ms. Dai also served as Vice President of Marvell Technology Group Ltd. Ms. Dai has also served as Executive Vice President and a director of Marvell Semiconductor, Inc. since its inception. From 1992 until 1995, Ms. Dai was involved in software development and project management at Canon Research Center America, Inc. Ms. Dai holds a Bachelor of Science degree in Computer Science from the University of California at Berkeley. Ms. Dai is the wife of Dr. Sehat Sutardja.

Name	Age	Class of Director	Term Expires	Background
Pantas Sutardja, Ph.D.	43	3	2009

Dr. Pantas Sutardja, one of our co-founders, has served as Vice President and a director of Marvell Technology Group, Ltd. since its inception in 1995, and as Vice President of Engineering for Marvell Semiconductor, Inc. from its inception until 1999, when he was appointed Chief Technology Officer. Dr. Pantas Sutardja has also been a director of Marvell Semiconductor, Inc. since its inception. Dr. Pantas Sutardja holds Bachelor of Science, Master of Science and Ph.D. degrees in Electrical Engineering and Computer Science from the University of California at Berkeley. Dr. Pantas Sutardja is the brother of Dr. Sehat Sutardja.

Arturo Krueger(2)(3)	66	2	2008

A director since August 2005. Since February 2001, Mr. Krueger has been a consultant to OEM automobile manufacturers and semiconductor companies that serve global automotive and telecom markets. Mr. Krueger was corporate Vice President and General Manager of Motorola’s Semiconductor Products Sector for Europe, the Middle East and Africa (EMEA) from January 1998 until February 2001. Mr. Krueger holds a Masters of Science degree in Electrical Engineering from the Institute of Technology in Switzerland, and has studied Advanced Computer Science at the University of Minnesota. Mr. Krueger serves as a director of QuickLogic Corporation.

(1)           Member of the Stock Option Committee.

(2)           Member of the Governance Committee.

(3)           Member of the Audit Committee.

The Company has been advised by each nominee named in this proxy statement that he or she is willing to be named as such herein and is willing to serve as a director if elected. However, if any of the nominees should be unable to serve as a director, the enclosed proxy will be voted in favor of the remainder of those nominees not opposed by the shareholder on such proxy and may be voted for a substitute nominee selected by the independent members of the Board of Directors.

Board Recommendation and Required Vote

The Board of Directors recommends that you vote FOR all of the nominees for director identified above. Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby FOR the election of all of the nominees for director named above. Assuming the presence of a quorum, directors will be elected by a plurality of the votes of the shares present and entitled to vote at the Annual General Meeting. Because directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome.

Other Directors

The following table sets forth information with respect to the other directors of the Company. The information as to each director has been furnished by the director.

Name of Director	Age	Class of Director	Term Expires	Background
Paul R. Gray, Ph.D.(1)(3)	63	1	2007

A director since March 2000. Since July 2000, Dr. Gray has served as Executive Vice Chancellor and Provost at the University of California at Berkeley. During his over 30-year tenure with the University, Dr. Gray has held numerous administrative posts, including Director of the Electronics Research Laboratory, Vice Chairman of the EECS Department for Computer Resources, Dean of the College of Engineering and Chairman of the Department of Electrical Engineering and Computer Sciences. Dr. Gray holds Bachelor of Science, Master of Science and Ph.D. degrees in Electrical Engineering from the University of Arizona, Tucson.

Douglas King(1)(3)	63	1	2007

A director since April 2004. Mr. King is a retired Audit Partner of Ernst & Young LLP. Mr. King began his career at Ernst & Young in Tulsa, Oklahoma in 1970. Mr. King retired as an audit partner of Ernst & Young LLP in September 2002, having been an audit partner for 20 years, as well as managing Ernst & Young’s San Francisco office from March 1998 to September 2000. Mr. King is a Certified Public Accountant with a Masters Degree in Business Administration from the University of Arkansas. Mr. King serves as a director of SJW Corp., and is the Chairman of that company’s audit committee.

Kuo Wei (Herbert) Chang(2)	44	2	2008

A director since November 1996. Since April 1996, Mr. Chang has been President of InveStar Capital, Inc., a technology venture capital management firm based in Taiwan. Since January 2004, Mr. Chang has served as the Chairman and Chief Executive Officer of MagnetoX, a consumer electronics company. Since February 1998, Mr. Chang has also been the managing member of Forefront Associates LLC, which is the general partner of Forefront Venture Partners, L.P. From 1994 to 1996, Mr. Chang was Senior Vice President of WK Technology Fund, a venture capital fund. Mr. Chang serves as a director for Monolithic Power Systems, Inc. and a number of private companies. Mr. Chang holds a Bachelor of Science degree from National Taiwan University and a Master of Business Administration degree from National Chiao-Tung University in Taiwan.

(1)           Member of the Executive Compensation Committee.

(2)           Member of the Governance Committee.

(3)           Member of the Audit Committee.

Except as noted above, there are no family relationships among any of our directors and officers.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Composition of the Board of Directors

The Company’s Amended and Restated Bye-Laws provide for two or more directors, and the number of directors is currently fixed at nine directors. The number of directors currently appointed to the Board of Directors is seven. There are currently two vacancies on the Board of Directors. The Company’s Board of Directors is divided into three classes with two classes having two members and one class having three members. One class of the Board of Directors is elected by the shareholders each year and this year the shareholders also need to elect one Class 2 director, who was appointed to the Board of Directors to fill a vacancy. Each class serves staggered three-year terms, which means that only one class of directors is elected at each Annual General Meeting of Shareholders, with the other classes continuing for the remainder of their respective terms. At the Annual General Meeting, shareholders of the Company will be asked to vote on the election of three directors as Class 3 directors and one Class 2 director. The Class 3 directors elected at the Annual General Meeting will serve three-year terms or until their successors have been duly elected and qualified. The Class 2 director elected at the Annual General Meeting will serve a two-year term or until his successor has been duly elected and qualified.  Directors may only be removed for cause by a special resolution of the Company.

Board of Directors Meetings and Attendance and Compensation

Meetings of the Board of Directors

There were ten meetings of the Board of Directors in fiscal 2006. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which such director served.

Although the Company’s directors are encouraged to attend the Company’s Annual General Meeting, the Company does not have a formal policy requiring directors to attend the Annual General Meeting. Six directors attended the 2005 Annual General Meeting.

Compensation of Directors

Our non-employee directors each receive $1,000 per quarterly Board meeting attended, $250 per telephonic meeting attended, $5,000 per committee membership for the Audit, Executive Compensation and Governance Committees and $1,000 per committee membership on any special committees. The Chair of the Audit Committee receives an additional cash retainer of $7,500 per year and the Chairs of the other Committees of the Board of Directors receive an additional cash retainer of $2,500 per year. Directors who are also employees of the Company do not receive any cash compensation for their services as directors.

In addition, under the Company’s 1997 Directors’ Stock Option Plan, each new non-employee director receives an option to purchase 30,000 shares of common stock upon joining the Board of Directors. The options vest over a period of five years, with 20% vesting on the first anniversary of the grant date, and 1.67% vesting each month thereafter provided that the non-employee director remains a director of the Company through such period. In addition, under the plan, each incumbent non-employee director is granted an option to purchase an additional 6,000 shares of Common Stock on the date of each annual general meeting of the Company, provided that on such date the director has served on the board for at least six months prior to the date of such annual general meeting. This option vests 20% on the day that is one month after the fourth anniversary of the grant date, and 8.3% vesting each month thereafter provided that the non-employee director remains a director of the Company through such period. The exercise price per share for each option is equal to the fair market value on the date of grant.

Committees of the Board of Directors and Attendance

The Company’s Board of Directors has a standing Audit Committee, Governance Committee and Executive Compensation Committee. The Board of Directors has determined that each director who serves on these committees is “independent” as that term is defined by the applicable listing standards of the National Association of Securities Dealers, The Nasdaq Stock Market and the Securities and Exchange Commission rules. The Board of Directors has also appointed a Stock Option Committee. The Board of Directors has adopted written charters for the Audit Committee, Governance Committee and Executive Compensation Committee. Copies of these charters are available on our Investors’ Relations Website (www.marvell.com/investors).

Audit Committee
Number of Members:	3
Current Members:	Douglas King, Chairman and Audit Committee Financial Expert
Paul R. Gray, Ph.D.
Arturo Krueger
Members in Fiscal 2006:	Douglas King, Chairman and Audit Committee Financial Expert
Kuo Wei (Herbert) Chang
Arturo Krueger (since August 2005)
Number of Meetings in Fiscal 2006:	13
Functions:

The Audit Committee’s responsibilities are generally to assist the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s accounting and financial reporting processes. The Audit Committee also, among other things, appoints the Company’s independent registered public accounting firm, oversees the Company’s internal audit function and those of its independent registered public accounting firm, reviews and discusses with management and the Company’s independent registered public accounting firm the adequacy and effectiveness of the Company’s internal control over financial reporting as reported by management. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A. The Board of Directors has determined that the members of the Audit Committee are independent as defined under The Nasdaq Stock Market’s listing standards. The Board has determined that Douglas King meets the Securities and Exchange Commission’s definition of audit committee financial expert and is independent as that term is used in the Securities Exchange Act of 1934 (the “Exchange Act”).

Executive Compensation Committee
Number of Members:	2
Current Members:	Paul R. Gray, Ph.D., Chairman
Douglas King
Members in Fiscal 2006:	John Cioffi, Ph.D., Chairman (Dr. Cioffi retired from the Board on April 1, 2006)
Kuo Wei (Herbert) Chang
Paul R. Gray, Ph.D.
Number of Meetings in Fiscal 2006:	2
Functions:

The Executive Compensation Committee has the authority to approve salaries and bonuses and other compensation matters for the Company’s executive officers, assists the Board of Directors in developing and evaluating potential candidates for any executive officer position and administers executive officer compensation within the terms of any applicable Company compensation plans.

Governance Committee
Number of Members:	2
Current Members:	Arturo Krueger, Chairman
Kuo Wei (Herbert) Chang
Members in Fiscal 2006:	Arturo Krueger, Chairman (since August 2005)
Paul R. Gray, Ph.D.
Douglas King
Number of Meetings in Fiscal 2006:	3
Functions:

The Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. The Governance Committee also makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors and its committees and screens and recommends candidates for election to the Board of Directors. The Company’s Corporate Governance Guidelines are available on the Company’s Investors’ Relations Website (www.marvell.com/investors).

Stock Option Committee
Number of Members:	2
Members:	Sehat Sutardja, Ph.D., Chairman
Weili Dai
Number of Meetings in Fiscal 2006:	14
Functions:

The Stock Option Committee is authorized to make grants of stock options under the Company’s Amended and Restated 1995 Stock Option Plan to employees of the Company and to officers and general managers of each of the Company’s subsidiaries.

Nominations for Election of Directors

The Governance Committee nominates directors for election at each annual general meeting of shareholders and nominates new directors for election by the Board of Directors to fill vacancies when they arise. The Governance Committee has the responsibility to identify, recruit and nominate qualified candidates for election to the Board of Directors.

The candidates for election at this Annual General Meeting were unanimously recommended by the Governance Committee to the full Board of Directors. The Governance Committee will consider proposals for nomination from shareholders that are made in writing to the Secretary, that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. See “Shareholder Proposals For The 2007 Annual General Meeting” on page 27.

Director Qualifications

The Board of Directors believes that the following specific, minimum qualifications must be met by a nominee for the position of director:

•        the ability to work together with other directors, with full and open discussion and debate as an effective, collegial group;

•        current knowledge and experience in our business or operations, or contacts in the community in which we do business and in the industries relevant to our business, or substantial business, financial or industry-related experience; and

•        the willingness and ability to devote adequate time to our business.

Other than the foregoing there are no stated minimum criteria for director nominees. We believe, however, that it is appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by the Securities and Exchange Commission, and that a majority of the members of the Board meet the definition of “independent director” under the rules of The Nasdaq Stock Market. We also believe it is appropriate for certain key members of management to participate as members of the Board.

When making their determination whether a nominee is qualified for the position of director, the Board of Directors may also consider such other factors as they may deem are in the best interests of the Company and its shareholders, such as the following qualities and skills:

•        relationships that may affect the independence of the director or conflicts of interest that may affect the director’s ability to discharge his or her duties;

•        diversity of experience and background, including the need for financial, business, academic, public sector or other expertise on the Board or Board committees; and

•        the fit of the individual’s skills and experience with those of the other directors and potential directors in comparison to the needs of the Company.

When evaluating a candidate for nomination, the Board of Directors does not assign specific weight to any of these factors or believe that all of the criteria necessarily need apply to every candidate.

Identifying and Evaluating Nominees for Director

The Governance Committee reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. Candidates considered for nomination to the Board may come from several sources, including current and former directors, professional search firms and shareholder nominations. Nominees for director are evaluated by the Governance Committee, which may retain the services of a professional search firm to assist them in identifying or evaluating potential nominees.

Shareholder Communications with the Board of Directors

Our Chairman and Chief Executive Officer is responsible for maintaining effective communications with our shareholders, customers, employees, communities, suppliers, creditors, governments and corporate partners. It is the policy of the Board that management speaks for the Company. This policy does not preclude independent directors from meeting with shareholders, but management, where appropriate, should be present at such meetings.

Nonetheless, the Board of Directors has established a process for shareholders to send communications to our directors. If you wish to communicate with the entire Board of Directors or individual Board members, you may send your communication in writing to: Vice President of Business Affairs and General Counsel, Marvell Semiconductor, Inc., 5488 Marvell Lane, MS 5-204, Santa Clara, California 95054. You must include your name and address in the written communication and indicate whether you are a shareholder of Marvell. The Vice President of Business Affairs and General Counsel will compile all such communications and will forward them to the appropriate director or directors or committee of the Board based on the subject matter or to the director or directors to whom such communications is addressed.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Executive Compensation Committee for fiscal 2006 consisted of the following members: John M. Cioffi, Ph.D., Kuo Wei (Herbert) Chang and Paul R. Gray, Ph.D. No member of the Compensation Committee is a current or former officer or employee of the Company or its subsidiaries or had any relationship to the Company not otherwise disclosed herein under the applicable rules of the Securities and Exchange Commission. In addition, to the Company’s knowledge, there are no Executive Compensation Committee interlocks between the Company and other entities, involving the Company’s executive officers or Board members who serve as executive officers or board members of such other entities.

MANAGEMENT

Set forth below is certain information regarding the Company’s executive officers together with the positions currently held by those persons, as of April 12, 2006. Dr. Sehat Sutardja, Weili Dai and Dr. Pantas Sutardja are the Company’s other executive officers. Because they are also directors, information for them is set forth beginning at page 4 of this Proxy Statement.

George Hervey, 59, joined Marvell in April 2000 as our Vice President of Finance and Chief Financial Officer, and serves in a similar capacity for Marvell Semiconductor, Inc. From March 1997 to April 2000, Mr. Hervey served as Senior Vice President, Chief Financial Officer and Secretary for Galileo Technology Ltd., which Marvell acquired in January 2001. From June 1992 to February 1997, Mr. Hervey was Senior Vice President and Chief Financial Officer of S3 Incorporated, a designer and manufacturer of graphics and video accelerators for personal computers and related peripheral products. Mr. Hervey holds a Bachelor of Science degree in Business Administration from the University of Rhode Island.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation for services rendered in all capacities to the Company for fiscal 2004, 2005 and 2006 paid or accrued to the Company’s Chief Executive Officer and each of its three most highly compensated executive officers other than the Chief Executive Officer whose total salary and bonus for the fiscal year ended January 28, 2006 exceeded $100,000 (the “Named Executive Officers”). The Company did not make any restricted stock awards or long-term incentive plan payments to the Company’s Chief Executive Officer or any of its three most highly compensated executive officers in the fiscal year ended January 28, 2006. All amounts are in United States dollars.

		Annual		Long Term Compensation Awards
		Compensation(1)		Securities Underlying Options	All Other Compensation
Name And Principal Positions	Fiscal Year	Salary($)	Bonus($)	(#)	(2)
Sehat Sutardja, Ph.D.	2006	$500,000	$58,750	—	$1,000
Chairman of the Board,	2005	$500,000	$36,000	—	500
President and Chief	2004	$500,000	$21,750	3,000,000	—
Executive Officer
Weili Dai	2006	$375,000	$250	—	$1,000
Chief Operating Officer,	2005	$375,000	—	—	500
Secretary and Director	2004	$375,000	—	2,000,000	—
Pantas Sutardja, Ph.D.	2006	$300,000	$10,250	—	$1,000
Chief Technology Officer	2005	$300,000	$30,000	—	500
and Director	2004	$300,000	$18,000	1,3200,000	—
George Hervey	2006	$290,000	—	82,106	$1,000
Vice President of Finance	2005	$267,805	—	17,840	500
and Chief Financial Officer	2004	$250,000	—	240,000	—

(1)           The amount of cash compensation does not include the aggregate value of personal benefits or securities, property or other non-cash compensation paid or distributed other than pursuant to a plan that was less than the lesser of $50,000 and 10% of the cash compensation received by such officer, which represents the threshold reporting requirement.

(2)           These amounts consist of the Company’s matching contribution to each executive’s 401(k) plan account.

OPTION GRANTS IN LAST FISCAL YEAR

The following tables set forth certain information as of January 28, 2006 and for the fiscal year then ended with respect to stock options granted to and exercised by the Named Executive Officers. The options granted to the named executive officers in fiscal 2006 were granted under the Company’s Amended and Restated 1995 Stock Option Plan and have a term of 10 years, subject to earlier termination in certain events related to termination of employment. The options granted to the Named Executive Officers are exercisable as follows: the grant of 12,106 stock options was fully vested and exercisable as of February 1, 2005 and the grant of 70,000 stock options will be fully vested and exercisable as of April 11, 2009. The percent of the total options set forth below is based on an aggregate of 9,916,283 options granted to employees of the Company and its subsidiaries during fiscal 2006. All options were granted at the then fair market value as determined by the Company’s Board of Directors on the date of grant.

Potential realizable value below represents hypothetical gains that could be achieved for the options if exercised at the end of the option term, assuming that the fair market value of the common stock on the date of grant appreciates at 5% and 10% over the 10-year option term and that the option is exercised and sold on the last day of its option term for the appreciated stock price. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the Company’s future common stock price. We used the grant-date price (the closing price on the Nasdaq National Market on the date of grant) in determining the value of the options granted to named executive officers in fiscal year 2006. The calculation includes the difference, if any, between the fair market value on the date of grant and the exercise price for such options. The hypothetical gains shown are net of the option exercise price but do not include deductions for taxes and other expenses payable upon exercise of the option or for sale of the underlying shares of common stock. Actual gains, if any, on stock option exercises will depend on the future performance of the Company’s common stock, the officer’s continued employment through applicable vesting periods and the date on which the options are exercised.

Individual Grants
	Number of Securities Underlying Options	% of Total Options Granted to Employees	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted(#)	in 2006	($/Sh)	Date	5%($)	10%($)
Sehat Sutardja, Ph.D.	—	—	—	—	—	—
Weili Dai	—	—	—	—	—	—
Pantas Sutardja, Ph.D.	—	—	—	—	—	—
George Hervey	12,106	0.1%	$35.46	3/18/2015	$269,971	$684,160
	70,000	0.7%	$35.45	4/11/2015	$1,560,602	$3,954,872

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table shows the number of options exercised during fiscal 2006 and the number of unexercised options previously granted to the Named Executive Officers that were exercisable and unexercisable at January 28, 2006.

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options at January 28, 2006(#)		Value of Unexercised In-the-Money Options at January 28, 2006($)(2)
Name	Exercise (#)(1)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Sehat Sutardja, Ph.D.	1,842,060	$74,829,072	78,773	1,479,167	$4,228,542	$77,753,770
Weili Dai	1,129,166	$44,965,174	91,666	979,168	$4,854,421	$51,428,720
Pantas Sutardja, Ph.D.	240,000	$11,496,765	626,666	653,334	$32,831,032	$34,358,277
George Hervey	321,800	$11,999,645	95,279	451,667	$5,197,746	$24,537,777

(1)          Based on the closing market price of the purchased shares as quoted on the Nasdaq National Market on the exercise date less the option exercise price paid for those shares.

(2)          Calculated on the basis of the fair market value of the underlying securities at January 27, 2006, the last business day of the Company’s fiscal year ($70.64 per share), minus the exercise price.

Employment Contracts and Change-in-Control Arrangements

The Company does not have any employment agreements with any of its executive officers, nor does the Company have any compensatory plan or arrangement that would result in any payments to any executive officers upon such officer’s resignation, retirement or other termination or from a change in control of the Company. Accordingly, any of the Company’s executive officers may resign at any time and the employment of any executive officer may be terminated at any time by the Board of Directors.

The Joint Report of the Executive Compensation and Stock Option Committees, the Report of the Audit Committee and the Stock Price Performance Graph that appear below shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall they be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

JOINT REPORT OF THE EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEES

To: The Board of Directors

The responsibility of the Executive Compensation Committee is to oversee compensation practices, levels and components for the Company’s President and Chief Executive Officer, Chief Operating Officer, Vice President and Chief Financial Officer and Chief Technology Officer (collectively, the Company’s executive officers). The Stock Option Committee administers the Company’s option plans and is solely responsible for awarding stock option grants to all of the Company’s eligible employees, and also recommends compensation and stock option grants to the Executive Compensation Committee with respect to the Vice President of Finance and Chief Financial Officer. The Executive Compensation Committee met twice in fiscal year 2006, and, based on the recommendations of the Stock Option Committee, adjusted the base salary and made stock option grants to the Vice President of Finance and Chief Financial Officer. The Executive Compensation Committee has engaged the services of independent compensation consultants and is currently reviewing the compensation packages for the Company’s other executive officers, but took no action to adjust the compensation packages for the Company’s other executive officers during fiscal year 2006. The Stock Option Committee met fourteen times throughout fiscal year 2006 to determine stock option grants for the Company’s eligible employees.

Overall Executive Officer and Non-Executive Officer Employee Compensation Philosophy

The Committees believe that the compensation programs for the Company’s executive officers and non-executive officer employees should reflect the Company’s performance and the value created for our shareholders by such persons’ efforts. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company, should reward individual contributions to the Company’s success and should reflect comparable market salaries for similar officers and employees of comparable companies within the Company’s industry.

The policy for the Executive Compensation Committee is to provide the Company’s executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance, and that are competitive enough to attract and retain highly skilled individuals. Each officer’s compensation package may be comprised of one or all of the following three elements:

•       a base salary;

•       long-term incentives through the award of stock options under the Company’s stock option plans; and

•       an additional discretionary award in the form of cash, options or both cash and options.

The Board of Directors and the Committees currently do not endorse employment contracts and, therefore, none of the current executive officers of the Company is a party to an employment contract. Marvell generally intends to qualify executive compensation for deductibility without limitation under section 162(m) of the Internal Revenue Code. Section 162(m) of the Code provides that, for purposes of regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-traded company (other than certain exempt performance-based compensation) is limited to no more than $1.0 million per year. Marvell does not expect that the non-exempt compensation to be paid to any of the Company’s executive officers for the last fiscal year as calculated for purposes of section 162(m) will exceed the $1.0 million limit.

Annual Salary and Incentive Compensation Program

The principal factors that the Committees took into account in establishing compensation packages for the 2006 fiscal year are described below. Either Committee may, however, in its discretion apply entirely different factors, such as different measures of financial performance, or create different compensation elements, in future fiscal years.

Base Salaries.   The base salary for each of the Company’s executive officers was generally established by the Executive Compensation Committee on the basis of the individual’s level of responsibility and performance, as well as market information and the salaries paid to executive officers of comparable companies in the Company’s industry. The President and Chief Executive Officer is involved in recommending the amount of base salary and stock option awards for the Vice President of Finance and Chief Financial Officer, but the Executive Compensation Committee has final authority for these amounts.

Stock Option Grants.   Because of the direct relationship between the value of a stock option and the stock price, both the Executive Compensation and Stock Option Committees believe that options motivate the Company’s executive officers and employees  who have been granted options to manage the Company in a manner that is consistent with shareholder interests. Stock options are granted to reward the Company’s executive officers on a long-term basis and to align the interests of these executive officers with those of its shareholders. Stock options may be granted by the Executive Compensation Committee to the Company’s executive officers, and the Stock Option Committee may grant other employees stock options. All such grants are currently made under the Company’s Amended and Restated 1995 Stock Option Plan. In fiscal year 2006, the Company did not offer a long-term cash incentive plan to the Company’s executive officers.

Stock option grants are intended to focus the attention of the recipient on the Company’s long-term performance, which the Company believes results in improved shareholder value, and to retain the services of the Company’s executive officers and employees in a competitive job market by providing significant long-term earnings potential. To this end, stock options granted by both Committees generally vest and become fully exercisable over a period of years. Initial option grants typically vest as follows: 20% of the total shares underlying the option vest on the first anniversary of the vesting commencement date and 1.67% of the total shares vest on the monthly anniversary of the vesting commencement date thereafter. Grants made in connection with annual compensation reviews may vest on a different schedule. Options have an exercise price equal to the fair market value of a share of the Company’s common stock on the grant date thereof. The principal factors considered by the Executive Compensation Committee in granting stock options to the Company’s executive officers are the executive officer’s prior performance, prior stock option grants, level of responsibility and other compensation, the executive officer’s ability to influence the Company’s long-term growth and profitability and comparison with comparable awards granted to similar officers in comparable companies in the Company’s industry.  Similarly, the principal factors considered by the Stock Option Committee in granting stock options to non-executive officer employees of the Company are the employee’s prior performance, prior stock option grants, level of responsibility and other compensation, the employee’s ability to influence the Company’s long-term growth and profitability, and comparison with comparable awards granted to similar situated employees in comparable companies in the Company’s industry.

For fiscal year 2006, the compensation package of Dr. Sehat Sutardja, Ms. Weili Dai and Dr. Pantas Sutardja each consisted of a base salary only. For fiscal year 2006, the compensation package of Mr. Hervey consisted of: (i) a base salary; and (ii) an award of stock options under the Company’s stock option plan. In addition, Dr. Sehat Sutardja, Ms. Weili Dai and Dr. Pantas Sutardja received $58,750.00, $250.00 and $10,250.00, respectively, pursuant to the Company’s Patent Award Program. All employees of the Company, whether or not they are one of the Company’s executive officers, are eligible to receive awards under the Company’s Patent Award Program upon  (i) the submission to the Company of a bona fide invention disclosure, (ii) the filing of a patent application with the U.S. Patent and Trademark Office on such invention disclosure, or (iii) the issuance of a U.S. patent from the U.S Patent and Trademark Office on such patent application. The Executive Compensation Committee is currently in the process of reviewing the compensation for Dr. Sehat Sutardja, Weili Dai and Dr. Pantas Sutardja, and intends to reflect, in any adjustments or stock option grants made as a result of this process, the fact that no salary adjustments or stock option grants were made in either fiscal year 2005 or fiscal year 2006 for those individuals.

Compensation of the President and CEO

During fiscal year 2006, the Executive Compensation Committee did not reset the base salary of Dr. Sehat Sutardja from its fiscal year 2005 level of $500,000.00. Dr. Sutardja’s base salary was not reset because the Executive Compensation Committee believes this base salary is at a level that approximates the median of base salary level for the chief executive officers of those companies with which the Company competes for executive talent. In fiscal year 2006, the Executive Compensation Committee did not grant Dr. Sehat Sutardja additional options to purchase shares of the Company’s Common Stock. As noted

above, the Executive Compensation Committee is currently in the process of reviewing compensation for Dr. Sehat Sutardja.

Conclusion

It is the opinion of the Committees that each of their respective compensation policies and plans provide the necessary total remuneration program to properly align the interests of the executive officers, the employees and the interests of the Company’s shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

In fiscal 2006, the Executive Compensation Committee consisted of John M. Cioffi, Ph.D., Kuo Wei (Herbert) Chang, and Paul R. Gray, Ph.D. The Board of Directors appointed the current members of the Executive Compensation Committee in March 2006.

Jointly submitted by the Executive Compensation and Stock Option Committees of the Company’s Board of Directors:

EXECUTIVE COMPENSATION COMMITTEE

Paul R. Gray, Ph.D.
Douglas King

STOCK OPTION COMMITTEE

Sehat Sutardja, Ph.D.
Weili Dai

April     , 2006

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock as of April 12, 2006 except as noted otherwise, for:

•       each person known by the Company to own beneficially more than 5% of the Company’s outstanding shares;

•       each director, director nominee and executive officer named in the Summary Compensation Table on page 12 of this proxy statement; and

•       all directors and executive officers as a group.

Unless otherwise indicated, the address of each person owning more than 5% of our outstanding shares is c/o Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, CA 95054, Attention: Corporate Treasurer.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner	Number	Percent**
5% Shareholders
FMR Corp.(2)	41,878,105	14.3%
82 Devonshire Street Boston, MA 02109
Entities affiliated with AXA Assurances I.A.R.D. Mutuelle(3)	25,473,527	8.7%
27, rue Drouot 75009 Paris, France
Prudential Financial, Inc.(4)	16,170,251	5.5%
751 Broad Street Newark, NJ 07102
Directors and Executive Officers
Sehat Sutardja, Ph.D. and Weili Dai(5)	37,002,432	12.6%
Pantas Sutardja, Ph.D.(6)	20,149,650	6.9%
George Hervey(7)	246,797	*
Kuo Wei (Herbert) Chang(8)	694,548	*
3600 Pruneridge Avenue, Suite 300 Santa Clara, CA 95051
Paul R. Gray, Ph.D.(9)	80,500	*
Douglas King(10)	77,666	*
Arturo Krueger(11)	30,000	*
Executive officers and directors as a group (8 persons)(12)	58,281,593	19.8%

*                    Less than one percent.

**             The percentage of beneficial ownership for the following table is based on 292,191,323 shares of common stock outstanding on April 12, 2006.

(1)          Unless otherwise indicated, to the Company’s knowledge, all persons listed have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The number of shares beneficially owned by each shareholder is determined in accordance with the rules of the Securities and Exchange Commission and are not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock that the shareholder has sole or shared voting of investment power and any shares of common stock that the shareholder has a right to acquire within

60 days after April 12, 2006 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of common stock. The amounts shown are based on information furnished by the people named.

(2)          Based solely on information reported on a Schedule 13G/Amendment No. 4 filed with the Securities and Exchange Commission on February 14, 2006, by FMR Corp. Includes 41,878,105 shares beneficially held by FMR Corp., 2,275,250 shares for which it possesses sole voting power and 41,878,105 shares for which it possesses sole dispositive power

(3)          Based solely on information reported on a Schedule 13G/Amendment No. 9 filed with the Securities and Exchange Commission on April 10, 2006, by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, as a group (collectively, the “Mutuelles AXA”), AXA and AXA Financial, Inc. Includes 25,473,527 shares beneficially held by each of AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, 14,601,397 shares for which it possesses sole voting power, 90,138 shares for which it possesses shared voting power, 25,473,527 shares for which it possesses sole dispositive power and 18,257 shares for which it possesses shared dispositive power. Includes 23,675,690 shares beneficially held by AXA Financial, Inc., 13,442,149 shares for which it possesses sole voting power, 90,138 shares for which it possesses shared voting power, 23,657,433 shares for which it possess sole dispositive power and 18,257 shares for which it possesses shared dispositive power. The principal business address of AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle is 26, rue Drouot, 75009 Paris, France. The principal business address of AXA Courtage Assurance Mutuelle is 26, rue Drouot, 75009 Paris, France. The principal business address of AXA is 25, avenue Matignon, 75008 Paris, France. The principal business address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104.

(4)          Based solely on information reported on a Schedule 13G/Amendment No. 1 filed with the Securities and Exchange Commission on February 10, 2006, by Prudential Financial, Inc. Includes 16,170,251 shares beneficially held by Prudential Financial, Inc., 974,816 shares for which it possesses sole voting and dispositive power, 11,176,954 shares for which it possesses shared voting power and 15,195,435 shares for which it possesses shared dispositive power. Also includes 16,096,327 shares beneficially held by Jennison Associates LLC based solely on information reported on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006, by Jennison Associates LLC. Includes 16,096,327 shares beneficially held by Jennison Associates LLC, 12,077,846 shares for which it possesses sole voting power and 16,096,327 shares for which it possesses shared dispositive power. Prudential Financial, Inc. is a parent holding company and direct or indirect parent of Jennison Associates LLC.

(5)          Dr. Sehat Sutardja and Ms. Weili Dai are husband and wife. Consists of 370,440 shares subject to stock options held by Dr. Sutardja that are currently exerciseable or will become exerciseable within 60 days after April 12, 2006; 279,167 shares subject to stock options held by Ms. Dai that are currently exerciseable or will become exerciseable within 60 days after April 12, 2006; 26,126,158 shares of which Dr. Sutardja and Ms. Dai share voting and dispositive power; and 10,226,667 shares held by the Sutardja Family Partners of which Dr. Sutardja and Ms. Dai are the general partners.

(6)          Includes 757,500 shares subject to stock options that are currently exerciseable or will become exerciseable within 60 days after April 12, 2006, as well as 19,392,150 shares held by the Sutardja Chuk Revocable Family Trust.

(7)          Includes 152,280 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after April 12, 2006.

(8)          Includes 114,000 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after April 12, 2006. Includes 101,592 shares held by InveStar Capital, Inc.

Mr. Chang is the President of InveStar Capital, Inc. Mr. Chang disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest, if any.

(9)          Includes 68,000 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after April 12, 2006, as well as 12,500 shares held by the Gray Family Trust.

(10)   Includes 77,666 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after April 12, 2006.

(11)   Includes 30,000 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after April 12, 2006.

(12)   Includes 1,849,053 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after April 12, 2006.

RELATED PARTY TRANSACTIONS

Except as noted below, since February 1, 2005, there has not been nor is there currently proposed any transaction or series of similar transactions to which Marvell was or will be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of Marvell’s stock or any member of his or her immediate family had or will have a direct or indirect material interest.

During fiscal year 2006, the Company incurred approximately $0.7 million of expenses from an unrelated third-party entity, ACM Aviation, Inc. (ACM), for charter aircraft services provided to Marvell Semiconductor, Inc. The aircraft provided by ACM to the Company for such services is owned by Estopia Air, LLC (Estopia Air). The Company’s President and Chief Executive Officer, Sehat Sutardja, Ph.D., and Chief Operating Officer, Weili Dai, own and control Estopia Air. The $0.7 million of expenses was the result of the Company’s use of the aircraft for business travel purposes. The cost of such usage charged to the Company was determined based on market prices.

In February 2005, the Company, through its subsidiaries Marvell Semiconductor, Inc. and Marvell Asia Pte. Ltd., entered into a development agreement with MagnetoX. This development agreement is on substantially similar terms as other development agreements with other third parties. The Company recognized approximately $0.8 million of revenue from the development agreement and product revenue during fiscal 2006. Herbert Chang, one of the Company’s directors, is Chairman of the Board, President and Chief Executive Officer of MagnetoX. Estopia LLC is a shareholder of MagnetoX. Sehat Sutardja, Ph.D. and Weili Dai, through their ownership and control of Estopia LLC, are indirect shareholders of MagnetoX.

In August 2005, the Company, through its subsidiaries Marvell Semiconductor, Inc. and Marvell International Ltd. entered into a licensing and manufacturing services agreement with C2Microsystems, Inc. This licensing and manufacturing services agreement is on substantially similar terms as other licensing and manufacturing services agreements with other third parties. The Company recognized $0.4 million and deferred $0.2 million of revenue from the licensing and manufacturing services agreement with C2Microsystems, Inc. Herbert Chang, one of the Company’s directors, through his ownership and control of C-Squared venture entities, is an indirect shareholder of C2Microsystems, Inc. Sehat Sutardja, Ph.D. and Weili Dai, through their ownership and control of Estopia LLC, are indirect shareholders of C2Microsystems, Inc. Pantas Sutardja, Ph.D, the Company’s Vice President, Chief Technology Officer and director, is also a shareholder of C2Microsystems, Inc.

REPORT OF THE AUDIT COMMITTEE

To: The Board of Directors

As members of the Audit Committee for the 2006 fiscal year, we assist the Board of Directors in discharging its responsibilities relating to the oversight of the accounting, financial reporting, internal controls, financial practices and audit activities of the Company and its subsidiaries. The Board of Directors has determined that each member of the Audit Committee is an independent director as defined under the rules of The Nasdaq Stock Market. The Board of Directors has determined that Douglas King is independent and meets the Securities and Exchange Commission’s definition of audit committee financial expert as that term is used in the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee operates under a charter that was approved by the Board of Directors, a copy of which is attached hereto as Appendix A. It is also available on the Company’s Investors’ Relations Website (www.marvell.com/investors).

In fulfilling its oversight role, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements of the Company. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and conform to generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

The Audit Committee has met privately with PricewaterhouseCoopers and discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, as amended by SAS No. 90 (Communication with Audit Committees), and Securities and Exchange Commission (SEC) Regulation S-X, Rule 2-07. In addition, PricewaterhouseCoopers has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with PricewaterhouseCoopers its independence from the Company and the Company’s management. The Audit Committee also considered PricewaterhouseCoopers’ provision of non-audit services to the Company and determined that such provision of such services was compatible with maintaining the independence of PricewaterhouseCoopers.

Based on the review and discussions referred to above, the Audit Committee recommended, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 28, 2006, for filing with the SEC and that PricewaterhouseCoopers be nominated for appointment as the independent registered public accounting firm to act as auditors for the Company for fiscal 2007, subject to the approval thereof by the Company’s shareholders at the Company’s next Annual General Meeting of Shareholders.

AUDIT COMMITTEE

Douglas King, Chairman
Kuo Wei (Herbert) Chang
Arturo Krueger

March 10, 2006

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return of the Company’s common stock with the cumulative total return of the S&P 500 Index and the Philadelphia Semiconductor Index since January 27, 2001, through January 28, 2006. The graph assumes that $100 was invested on January 27, 2001 in the Company’s common stock and on January 31, 2001 in each index and that any dividends were reinvested. No cash dividends have been declared on the Company’s common stock since the initial public offering. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MARVELL TECHNOLOGY GROUP LTD., THE S&P 500 INDEX
AND THE PHILADELPHIA SEMICONDUCTOR INDEX

*                    $100 invested on 1/27/01 in stock or on 1/31/01 in index-including reinvestment of dividends. Indexes calculated on month-end basis.

Copyright ©2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

TOTAL RETURN ANALYSIS	1/27/01	2/03/02	2/01/03	1/30/04	1/29/05	1/28/06
MARVELL TECHNOLOGY GROUP LTD.	100.00	114.65	52.11	118.65	186.70	402.94
S&P 500	100.00	88.12	68.64	88.33	97.94	102.75
PHILADELPHIA SEMICONDUCTOR	100.00	93.57	47.77	89.49	72.48	81.46

PROPOSAL NO. 2

RE-APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND
AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX THEIR REMUNERATION

In accordance with Section 89 of the Companies Act 1981 of Bermuda, the Company’s shareholders have the authority to appoint the Company’s independent registered public accounting firm and to authorize the Audit Committee to fix their remuneration.  At the meeting, shareholders will be asked to re-appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and to authorize the Audit Committee to fix their remuneration for the Company’s 2007 fiscal year ending January 27, 2007.

Board Recommendation and Required Vote

The Board of Directors recommends that you vote FOR the re-appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and the authorization of the Audit Committee to fix their remuneration for the 2007 fiscal year ending January 27, 2007. The affirmative vote of the holders of Common Stock representing a majority of the voting power of the outstanding common stock, present or represented by proxy and voting at the Annual General Meeting, is required to appoint PricewaterhouseCoopers LLP and authorize the Audit Committee to fix their remuneration. In the event that the shareholders do not appoint an independent registered public accounting firm at the Annual General Meeting, Bermuda law requires that the existing independent registered public accounting firm remain in office until a successor is appointed in accordance with Bermuda law and the Company’s Bye-laws.

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, independent registered public accountants, have been the independent registered public accounting firm for the financial statements of the Company for each year since the year ended January 31, 1998. Representatives of PricewaterhouseCoopers are expected to be present at the 2006 Annual General Meeting, and they will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate questions from shareholders.

In addition to retaining PricewaterhouseCoopers to audit the consolidated financial statements for fiscal 2006, the Company and its subsidiaries retained PricewaterhouseCoopers to provide various consulting services in fiscal 2006. The aggregate fees billed for professional services by PricewaterhouseCoopers in fiscal 2006 for these various services were:

Audit Fees

The aggregate audit fees billed or to be billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were approximately $2,611,000 for fiscal 2006 and $2,808,000 for fiscal 2005.

Audit-Related Fees

The aggregate fees billed or to be billed by PricewaterhouseCoopers LLP in each of the last two fiscal years for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements were $88,000 for fiscal 2006 and none for fiscal 2005. The nature of the audit-related services included certain due diligence and accounting advice related to acquisitions.

Tax Fees

The aggregate fees billed or to be billed by PricewaterhouseCoopers LLP in each of the last two fiscal years for professional services related to tax advice, tax compliance, tax planning and foreign tax matters were $55,000 for fiscal 2006 and $161,000 for fiscal 2005.

All Other Fees

The aggregate fees billed or to be billed by PricewaterhouseCoopers LLP in each of the last two fiscal years for services and products other than those reported in the categories above were $12,000 for fiscal 2006 and $2,000 for fiscal 2005. The nature of the other services included subscription to an accounting, auditing and reporting library and other miscellaneous services.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

The engagement of PricewaterhouseCoopers LLP for non-audit accounting and tax services performed for the Company is limited to those circumstances where these services are considered integral to the audit services that PricewaterhouseCoopers LLP provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services for which the Company engages PricewaterhouseCoopers LLP after May 6, 2003 require pre-approval by the Audit Committee. All audit and permitted non-audit service fees were approved by the Audit Committee.

As noted in the report of the Audit Committee at page 21 of this proxy statement, the Audit Committee considered the provision by PricewaterhouseCoopers LLP of non-audit services to the Company and determined that the provision of these services was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

PROPOSAL NO. 3

APPROVAL OF INCREASE OF AUTHORIZED SHARE CAPITAL

At the Annual General Meeting, the shareholders will be asked to approve an increase to the Company’s authorized share capital. Effective as of February 21, 2006, the Board of Directors approved a bonus issue of shares to effectuate a 2-for-1 stock split in the form of a stock dividend, subject to shareholder approval of an increase in the authorized share capital of the Company.

The Company proposes to increase the authorized share capital of the Company from US$1,000,000.00 to US$2,000,000.00 by the creation of 500,000,000 additional shares of Common Stock of par value $0.002 each.

The increased authorized share capital will allow the Board to issue bonus shares to effectuate the 2-for-1 stock split in the form of a stock dividend that was approved by the Board on February 21, 2006. The Board believes the additional authorized share capital is necessary to allow the issuance of the bonus shares to effectuate the stock split. The stock split is intended to offer investors in the Company’s shares enhanced liquidity in the shares and make the shares more attractive to a broader range of investors. The effect of the additional authorized shares and the subsequent bonus issue of shares will be to double the number of authorized and outstanding shares of Common Stock.

The authorized shares of Common Stock in excess of those issued in connection with the stock split will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, such as to raise equity capital, to adopt additional employee benefit plans or reserve additional shares for issuance under those plans, and to make acquisitions through the use of stock.

The Board of Directors believes that the proposed increase in the Company’s authorized share capital will make available sufficient shares for use, taking into account the stock split, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. No additional action or authorization by the Company’s shareholders would be necessary prior to the issuance of these additional shares, except as may be required by applicable laws or the rules of any stock exchange or stock market on which the Common Stock may be listed or traded. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

Upon issuance, the newly issued shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock do not have preemptive rights. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing shareholders would not have any preferential rights to purchase those shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, the issuance could have a dilutive effect on the earnings per share, voting power and percentage shareholdings of current shareholders.

The Board of Directors does not recommend this proposed amendment with the intent to use the ability to issue additional Common Stock to discourage tender offers or takeover attempts. However, the availability of authorized Common Stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company. The proposed amendment is not in response to any effort on the part of any party to accumulate material amounts of Common Stock or to acquire control of the Company by means of merger, tender offer, proxy contest or otherwise, or to change the Company’s management. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the shareholders.

Board Recommendation and Required Vote

The Board of Directors recommends that you vote FOR approving the increase of authorized share capital. The affirmative vote of the holders of Common Stock representing a majority of the voting power of the outstanding Common Stock, present or represented by proxy and voting at the Annual General Meeting, is required to approve the increase of authorized share capital.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO THE SECOND AMENDED AND RESTATED BYE-LAWS

At the Annual General Meeting, the shareholders will be asked to approve an amendment to the Company’s Second Amended and Restated Bye-Laws. The amendment adds a right to advancement of expenses for directors and officers and clarifies the rights of directors and officers to indemnification by the Company in the event they incur personal liability or expense as a result of litigation against them in their capacity as directors and officers. The proposed amendments to the Bye-laws that will be made to the extent the shareholders approve the amendments are set forth in Appendix B, with deletions indicated by strikeout and additions indicated by underline. The current provisions and proposed amendments described below are qualified in their entirety by reference to the actual text as set forth in Appendix B.

The Second Amended and Restated Bye-laws provide for indemnification of expenses incurred by a director or officer in the execution of his or her duty but is silent as to the timing and process of such payments by the Company. The amendment adds additional provisions to mandate, without first requiring the Board’s authorization, the advancement of expenses as they are incurred by a director or officer in defending any action, suit or proceeding not involving allegations of fraud or dishonesty on the part of the director or officer so long as the director or officer undertakes to repay such expenses if it is determined that he or she is not entitled to indemnity by the Company. In addition, the amendment clarifies that the Company is not required to advance any expenses to a person against whom the Company directly brings a claim. However, the Company would be required to pay all expenses if the director or officer obtains a judgment in his or her favor in such proceeding.

Under the Second Amended and Restated Bye-laws, the Company is only authorized to indemnify directors and officers while they are serving as such. The amendment extends indemnification protection to include former directors and officers.

In addition, the amendment clarifies that any person seeking indemnification under the Bye-laws in connection with a proceeding he or she initiates will only be indemnified if the proceeding was authorized by the Board.

The directors recognize they have a personal interest in this matter; however, they believe this amendment is in the best interest of the Company and its shareholders, primarily because minimizing the personal financial risks of serving the Company will make it easier for the Company to recruit and retain qualified directors and officers in the years ahead. Moreover, relieving officers and directors from these risks will permit them to exercise judgment on behalf of the Company without being unduly cautious out of fear of unexpected and perhaps unfounded personal claims.

Board Recommendation and Required Vote

The Board of Directors recommends that you vote FOR the amendment to the Second Amended and Restated Bye-laws. Approval of the amendment to the Second Amended and Restated Bye-laws requires an affirmative vote of shareholders by Special Resolution. A Special Resolution is a resolution approved by the affirmative vote of the holders of Common Stock representing not less than 66 2/3% of the shares, present in person or represented by proxy, and entitled to vote at the Annual General Meeting.

SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL GENERAL MEETING

Under United States federal securities laws, any proposal of an eligible shareholder of the Company that such shareholder wishes to have considered for inclusion in the Company’s proxy solicitation materials relating to the Company’s 2007 Annual General Meeting of Shareholders must be received by the Company at its principal executive offices no later than January 8, 2007. Under United States federal securities laws, a shareholder is eligible to present proposals to the Board of Directors if he or she is the record or beneficial owner of at least one percent or $2,000 in market value of securities entitled to be voted at the 2007 Annual General Meeting and has held such securities for at least one year, and he or she continues to own such securities through the date on which the meeting is held.

Although information received after such date will not be included in proxy materials sent to shareholders, a shareholder proposal for the nomination of directors may still be presented at the Annual General Meeting if such proposal complies with the Company’s Bye-Laws then in effect. In accordance with Bye-law 34 of the Company’s Amended and Restated Bye-Laws currently in effect, shareholder nominations for election of directors may be voted on at an Annual General Meeting only if such nominations are made pursuant to written notice timely given to the Corporate Secretary accompanied by certain information. To be timely, a shareholder’s written notice must be received at the principal executive offices of the Company not earlier than the 90th day prior to the anniversary of the prior year’s Annual General Meeting nor later than the 60th day prior to such anniversary. Under Bye-Laws 12(5)(b) and 34 of the Company’s Second Amended and Restated Bye-laws, to be timely the shareholder’s written notice must be received by the Company not less than 60 nor more than 180 days prior to the date set for the annual meeting (or if no such date is set, the date that is not less than 60 nor more than 180 days prior to the anniversary of the previous year’s annual meeting). The notice must contain the name and business background of any person being nominated by such shareholder as a director and all material information on any proposal, statement or resolution to be put to the meeting and details of the shareholder submitting the proposal, statement or resolution, as well as other information that may be specified by the Board of Directors. The Board of Directors will review proposals from eligible shareholders which it receives by that date and will determine whether any such proposal has been received in accordance with the Company’s Bye-Laws then in effect and whether any such proposal will be acted upon at the Annual General Meeting.

All shareholder proposals should be sent to the Secretary at the Company’s principal executive offices located at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.

In addition, Section 79 of the Companies Act 1981 of Bermuda provides that shareholders representing either: (i) 5% of the total voting power of the shares of common stock eligible to vote at a general meeting of the Company or (ii) not less than one hundred shareholders may propose any resolution which may be properly be moved at the next Annual General Meeting of the Company or circulate a statement with respect to any matter referred to in a proposed resolution at the next Annual General Meeting of the Company. To be timely, the proposal requiring notice of a resolution must be deposited at the registered office of the Company at least six weeks before the Annual General Meeting. Notice of a statement referred to in a proposed resolution must be deposited at the registered office of the Company not less than one week prior to the Annual General Meeting. In each case, the shareholders proposing the requisition must deposit with the Company funds sufficient to meet the Company’s expenses incurred to give effect to the shareholder proposal.

OTHER MATTERS

At the time of preparation of this proxy statement, the Board of Directors of the Company was not aware of any other matters to be brought before the Annual General Meeting. No eligible shareholder had submitted notice of any proposal before the printing and mailing of this proxy statement. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder and requirements of the National Association of Securities Dealers, officers and directors of the Company and persons who beneficially own more than 10% of the common stock of the Company are required to file with the SEC and the NASD and furnish to the Company reports of ownership and change in ownership with respect to all equity securities of the Company.

Based solely on its review of the copies of such reports received by it during or with respect to the fiscal year ended January 28, 2006, and written representations from such reporting persons, the Company believes that its officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to such individuals with the exception of the following late filings: (a) Mr. Kuo Wei (Herbert) Chang was late filing his Form 4 with respect to one transaction, which was subsequently reported on a Form 4; (b) Dr. John Cioffi was late filing his Form 4 with respect to one transaction, which was subsequently reported on a Form 4; (c) Dr. Paul Gray was late filing his Form 4 with respect to one transaction, which was subsequently reported on a Form 4; and (d) Mr. Douglas King was late filing his Form 4 with respect to one transaction, which was subsequently reported on a Form 4.

ANNUAL REPORT ON FORM 10-K

Along with this proxy statement, the Company has provided each shareholder entitled to vote a copy of its Annual Report on Form 10-K for the year ended January 28, 2006 without the exhibits thereto. The Company will provide, without charge, a copy of its 2006 Form 10-K, or a copy of the exhibits to its 2006 Form 10-K, upon the written or oral request of any shareholder or beneficial owner of common stock. Requests should be directed to the following address:

Matthew Gloss, Esq.
Vice President of Business Affairs and General Counsel
Marvell Semiconductor, Inc.
5488 Marvell Lane, MS 5-204
Santa Clara, California 95054
Telephone:  (408) 222-2500

By order of the board of directors,

WEILI DAI
Secretary

Santa Clara, California
May 8, 2006

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.
NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
If you have any questions, or have any difficulty voting your shares, please contact Matthew Gloss, Esq.,
Vice President of Business Affairs and General Counsel of Marvell Semiconductor, Inc., at (408) 222-2500.

The Annual General Meeting of Shareholders of

Marvell Technology Group Ltd.

will be held at the
Hyatt Regency Hotel,
Santa Clara Convention Center,
5101 Great America Parkway,
Santa Clara, California 95054
on
Friday, June 9, 2006
at 3:30 P.M., Local Time

Appendix A

Marvell Technology Group Ltd.
Amended and Restated Audit Committee Charter
Revised April 6, 2006

Purpose

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Marvell Technology Group Ltd. (the “Company”) in fulfilling its responsibility to oversee management’s conduct of the Company’s accounting and financial reporting processes, including the review of financial reports and other financial information provided by the Company to its shareholders, the Company’s systems of internal accounting, financial and disclosure controls and the annual independent audit of the Company’s financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain, at the Company’s expense, outside counsel, auditors or other experts for this purpose. The Committee shall have the sole authority to approve related fees and retention terms. The Committee may request any officer or employee of the Company or the Company’s outside counsel or external auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

Membership and Meetings

The Committee shall be comprised of not less than three non-employee members of the Board. The Board shall designate a chairman of the Committee.

The Committee’s composition will meet the independence, experience and other requirements of, or as may be established by, the Nasdaq Stock Market (“Nasdaq”) and the Securities and Exchange Commission (the “SEC”).

Accordingly, all of the members will be directors who:

•       Have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and,

•       Are financially literate.

Additionally, the Committee must:

•       Include at least one financial expert, in accordance with the requirements of all regulatory bodies, including the SEC;

•       Be independent and may not accept compensatory fees, other than board of director fees, from the Company or its subsidiaries; and

•       Be provided appropriate funding to fulfill its responsibilities and to have the authority to engage, terminate and compensate independent counsel and other advisers, as it deems necessary to fulfill its duties.

Duties and Responsibilities

•       Appoint, compensate, retain and oversee the work of the external auditors for the purpose of preparing or issuing an audit report or related work, with the external auditors reporting directly to the Committee;

•       Resolve any disputes between management and the external auditors regarding financial reporting;

•       Pre-approve all external audit and non-audit services, including the fees and terms of engagement, provided by the external auditors, and, if desired, establish policies and procedures for review and pre-approval by the Committee of such services;

•       Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by the Company’s employees of concerns regarding accounting or auditing matters;

•       Obtain from the external auditor written reports required by Section 10A of the Securities Exchange Act of 1934, concerning (i) all critical accounting policies and practices to be used, (ii) alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditors; and (iii) any other material written communications between the external auditors and the Company’s management;

•       Obtain, review and discuss an annual report by the external auditor describing the external auditor’s internal quality control procedures and any material issues raised by the most recent internal quality control review or peer review of the external auditor’s firm, or by any inquiry or investigation by the governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditor’s firm and steps taken to address those issues and all relationships between the external auditor and the Company;

•       Meet with the external auditors prior to the audit for each fiscal year to review the planning, staffing and scope of the audit;

•       Establish guidelines for the hiring of employees and former employees of the external auditors;

•       Discuss with the external auditors significant matters in the financial statements and the quality and acceptability of financial reporting decisions and judgments. Included in these discussions should be reports of disagreements with management, difficulties encountered during the audit, significant deficiencies in internal control, fraud and illegal acts, and major issues discussed with management prior to retention;

•       Oversee the responsibilities of and maintain a direct reporting relationship with the Company’s Director of Internal Audit and such person’s staff, including maintaining a regular meeting schedule with the IA Director independent of and apart from its meetings with Company management;

•       Prepare the Committee report that the SEC rules require be included in the Company’s annual proxy statement;

•       Based on its review and discussion with management and the external auditors, recommend to the Board whether the financial statements should be included in the Company’s annual report on Form 10-K;

•       Perform an annual performance evaluation of the Committee and assessment of its Charter;

•       Look to the internal auditors for assurance that applicable policies, rules, and regulations have been complied with, and that the corporate culture includes effectively operating and open communications provisions;

•       Review major changes to the Company’s auditing and accounting principles and practices as suggested by the external auditors or management;

•       Review and discuss with management and the external auditors the adequacy and effectiveness of the Company’s internal control over financial reporting (including any significant deficiencies, material weaknesses and significant changes in internal control over financial reporting reported to the Committee by management and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting) and the effectiveness of the Company’s disclosure controls and procedures;

•       Review with the external auditors any management letter provided by the external auditors and the Company’s responses to that letter;

•       Review and discuss with management and the external auditors (i) any material financial or non-financial arrangements that do not appear on the Company’s financial statements, (ii) any transactions or courses of dealing with parties related to the Company that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and that are relevant to an understanding of the Company’s financial statements, and (iii) material financial risks that are designated as such by management or the external auditors; and

•       Periodically meet separately with management and with the external auditors.

•       Perform such other duties enumerated in, and consistent with, this Charter and as otherwise required by Section 404 of the Sarbanes-Oxley Act.

The Committee shall meet at least four times annually or more frequently as the Committee may deem appropriate.

Key Responsibilities

The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including any internal audit staff, as well as the outside auditors, have more time, knowledge and more detailed information about the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances:

•       Review and discuss the Company’s annual audited financial statements and quarterly financial statements with management and the external auditors, including the Company’s disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s reports filed with the SEC and, with respect to the annual financial statements, the appropriateness and quality of accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements,

•       Review and consider with the external auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61 and No. 90 and all other applicable standards and rules, as all may be amended from time to time, relating to the conduct of the audit, other significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, and any other matters communicated to the Committee by the external auditors;

•       Review disclosures made to the Committee by the Company’s chief executive officer and chief financial officer during their certification process for Forms 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls over financial reporting; and

•       Review the independence and performance of the auditors. With respect to the independence of the independent auditors, the Committee shall:

–                    Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

–                    Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor’s independence; and,

–                    Recommend that the Board take appropriate action to oversee the independence of the outside auditor.

Other Matters

The Committee shall prepare such reports as are required by the SEC for inclusion in the Company’s annual proxy statement and maintain minutes of its meetings.

Appendix B

30.          Indemnification of Directors and Officers of the Company

The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) ~~for the time being~~ of the Company and the liquidator or trustee~~s~~ (if any) ~~for the time being~~ acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless by ~~out of the assets of~~ the Company from and against all actions, costs, charges, losses, damages and expenses (including reasonable attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement) which they or any of them, their heirs, executors or administrators, shall or may reasonably incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trust, ~~and n~~ including in connection with being made party to, or threatened to be made party to, or involved in a Proceeding (as hereinafter defined) by reason of being such a Director, Secretary, other Officer, liquidator or trustee. Such indemnification shall continue as to a person who has ceased to be a Director, Secretary of other Officer of the Company and shall inure to the benefit of his or her heirs, executors and administrators. If, however, a person is seeking indemnification hereunder in connection with a Proceeding (or part thereof) initiated by such person, that person shall be indemnified only if such Proceeding (or part thereof) was authorized by the Board of Directors. None of the~~m~~ indemnitees shall be answerable for the acts, receipts, neglects or defaults of the other~~s of them~~ indemnitees or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto. ~~PROVIDED THAT~~ HOWEVER, this indemnity shall not extend to any ~~matter~~ payment which the Company is prohibited by applicable law from making, or in respect of any fraud or dishonesty which ~~may~~ is proven by final judgment in court of law or other final adjudication to have attached to any of said persons.

The Company shall pay all expenses (including reasonable attorneys’ fees) incurred by an indemnitee in defending any Proceeding as they are incurred in advance of its final disposition, save one in which fraud or dishonesty is alleged on the part of the indemnitee, provided, however, that if applicable law so requires, the payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it should be determined that such director or officer is not entitled to be indemnified under this Bye-law or otherwise; and provided further, that the Company shall not be required to advance any expenses to a person against whom the Company directly brings a claim, in a Proceeding, alleging that such person has breached his or her duty of loyalty to the Company, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, or derived an improper personal benefit from a transaction, provided that the Company shall pay all expenses (including reasonable attorneys’ fees) if such person obtains a judgment in its favor in such action or in any other Proceeding.

Nothing in this Bye-law shall limit the ability of the Company, in its discretion and subject to applicable law, to indemnify or advance expenses to persons whom the Company is not obligated to indemnify or advance expenses to pursuant to this Bye-law.

For purposes of this Bye-law,

“Proceeding” means any action, suit or proceeding, whether civil, criminal, administrative or investigative.

B-1